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EXHIBIT 99.3
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NASDAQ * AMEX

David A. Donohoe, Jr.
Chief Counsel

VIA FACSIMILE AND FEDERAL EXPRESS
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August 17, 1999

Mr. Kenneth D. Van Meter
Celerity Systems, Inc.
1400 Centerpoint Boulevard
Knoxville, Tennessee 37932

RE:      Celerity Systems, Inc. Docket No. NO 3089C-99
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Dear Mr. Van Meter:

We have received your request on behalf of Celerity Systems, Inc. (the "Company") for continued listing on The Nasdaq SmallCap Market-SM-, notwithstanding Staff's determination that the company fails to comply with the bid price requirement, as set forth in Nasdaq Marketplace rule 4310(c)(04). In addition to demonstrating its ability to regain compliance with the particular deficiency cited, the Company will be required to demonstrate its ability to sustain long term compliance with ALL applicable maintenance criteria.(1)

This is to provide formal notice that your requests will be considered at an oral hearing to be held before a Panel authorized by The Nasdaq Stock Market ("Nasdaq") Board of Directors. The hearing will be held on Thursday, September 16, 1999 at 11:30 a.m. at The St. Regis Hotel (f/k/a The Carlton Hotel), 923 16th and K Streets, N.W., Washington, DC 20006 in the Monticello Room. IN ACCORDANCE WITH NASDAQ POLICY, UPON RECEIPT OF A HEARING REQUEST, EACH COMPANY IS ASSIGNED THE NEXT AVAILABLE DATE; THEREFORE, HEARING REQUESTS FOR SPECIFIC DATES WILL NOT BE HONORED. FURTHER, REQUEST FOR CONTINUANCES OF HEARING DATES WILL NOT BE GRANTED. If you choose not to appear, your request will be considered on the basis of the written material submitted by the Company up to that date. The delisting action referenced in the April 22, 1999 letter from Staff has been stayed.(2) In the event the Panel determines to delist the Company's securities, the Company will not be notified until the delisting has become effective.

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      (1) "Nasdaq may deny initial inclusion or apply additional or more stringent criteria for the initial or continued listing of particular securities based on any event, condition, or circumstance which makes initial or continued inclusion of the securities in Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued inclusion in Nasdaq." See Nasdaq Marketplace rule 4300.

      (2) In the event new deficiencies are identified prior to the hearing, the Company will be notified. In the event the Company is delinquent in the payment of the annual listing fee, the Company may be subject to immediate delisting.

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The Panel will be provided copies of the Company's prior submissions upon which the Staff made its determination. In addition, the Panel may consider the existence and content of public filings and press releases and the Company's non-compliance with any Nasdaq listing requirements, and may take notice of the Company's bid price and market makers.(3) If you would like to provide a status update with respect to the Company's plan for achieving compliance, or address issues raised in Staff's determination prior to the oral hearing, please forward two unbound 8 1/2" by 11" one-sided copies of the following:

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

                  11.      the Company's most recent Proxy Statement, Form 10-Q and form 10-K filings;

                  12.     any Form 8-K filing (filed subsequent to the most recent report); and

                  13.    any other relevant material (must be unbound 8 1/2" by 11" one-sided).
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All of the above items must be forwarded to the attention of DONNA M. BARNES,
Administrative Assistant, Listing Qualifications Hearings, 9801 Washingtonian
Boulevard 5th Floor, Gaithersburg, MD 20878 and must be received, in their original form, by 5:00 p.m. EDT on WEDNESDAY, AUGUST 25, 1999. NO EXTENSIONS
WILL BE GRANTED. The fact that the filings are on the Edgar System does not relieve the Company of the obligation to provide these documents to the Hearing
Department.

PLEASE NOTE THAT AFTER THE DATE SPECIFIED ABOVE, THE RECORD WILL BE CLOSED WITH RESPECT TO THE RECEIPT OF ADDITIONAL SUBMISSIONS. ANY SUBMISSIONS RECEIVED AFTER THAT DATE WILL BE RETURNED. IF THE COMPANY WISHES TO SUBMIT SUPPLEMENTAL INFORMATION, THE RECORD WILL BE REOPENED AT THE HEARING AND THE COMPANY MAY SUBMIT FIVE COPIES OF SUCH INFORMATION AT THAT TIME. AFTER THE ORAL HEARING, NO FURTHER SUBMISSIONS WILL BE ACCEPTED UNLESS THE PANEL REQUESTS FURTHER DOCUMENTATION OR THE COMPANY OBTAINS PERMISSION FROM THE PANEL TO MAKE AN ADDITIONAL SUBMISSION.

The Nasdaq Stock Market, Inc. ("Nasdaq") will utilize all documents and information filed pursuant to the Nasdaq Marketplace Rule 4000 Series and the procedures for Review of Nasdaq Listing Determinations, as set forth in the Nasdaq Marketplace Rule 4800 Series, for the purpose of determining compliance with the applicable provisions of the Nasdaq Marketplace Rules or for other regulatory purposes deemed appropriate by Nasdaq or the NASD. Should this matter be appealed to the Nasdaq Listing and Hearing Review Council ("Review Council"), the Review Council's decision will be filed with the Securities and Exchange Commission ("SEC") as required by SEC Rule 19d-1, and the decision will become part of the public record. Should the Review Council's decision be appealed to the SEC, Nasdaq will certify and file a copy of the entire record in this matter with the SEC as required by SEC Rule 19d-3, and the entire record will become part of the public record. In addition, information provided to the NASD or Nasdaq may be subject to disclosure through a subpoena or other request for access from a court or federal, state, or self-regulatory body. AS A RESULT, SPECIAL REQUESTS FOR CONFIDENTIAL TREATMENT OF INFORMATION CANNOT BE GRANTED; HOWEVER, NASDAQ DOES NOT INTEND TO PUBLICLY DISSEMINATE ANY OF THE INFORMATION SUBMITTED TO THE PANEL.

Pursuant to Marketplace Rule 4890, communications relevant to the merits of a proceeding under the Marketplace rule 4800 Series between the Listing Qualifications Staff (the "Staff") and the Nasdaq Office Of Listing Qualification Hearings ("Hearings Department") are prohibited unless the Company, or its designated representative, has been


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      (3) This additional information may be considered in the
          event it is discovered after the hearing date.

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provided notice and an opportunity to participate. Marketplace rule 4890 also prohibits such communications relevant to the merits between the Company and the Hearings Department unless the Staff is provided notice and an opportunity to participate. In that regard, however, the Staff has notified the Hearings Department that it will waive its right to participate in any oral communications between the Company and the Hearing Department. Consequently, the Company is invited to contact the Hearings Department should it require clarification of any issue relating to its Panel Hearing. Should the Staff determine to revoke such waiver, the Company will be immediately notified and the requirement of Marketplace Rule 4890 will be strictly enforced. The Company should be on notice that the Staff will be provided copies of all documentation submitted by the Company and will be permitted to submit written responses for inclusion in the Hearing Record, copies of which will be provided to the Company.

Any changes in the Company's contact, address and/or telephone number must be submitted in writing as soon as possible. If you have any questions regarding this matter, please contact Colleen M. Steele at 202-496-2612

Sincerely,

/s/ David A. Donohoe, Jr.

David A. Donohoe, Jr.
Chief Counsel
Listing Qualifications Hearings

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